Exhibit 5.1
April 15, 2008

(949) 451-3800	C 89841-00005

(949) 451-4220
Spectrum Pharmaceuticals, Inc.
157 Technology Drive
Irvine, CA 92618
Re:	Spectrum Pharmaceuticals, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (the “Registration Statement”), of Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering and sale from time to time of the following: (i) one or more series of the Company’s debt securities (the “Debt Securities”), which may be senior debt securities, senior subordinated debt securities or subordinated debt securities; (ii) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (iii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”); (iv) warrants to purchase Preferred Stock, Common Stock or units of two or more of such securities (the “Warrants”); and (v) units of the securities described above. The Debt Securities, Common Stock, Preferred Stock, Warrants and units of the foregoing securities are collectively referred to herein as the “Securities.”
     For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.
     In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons other than the Company signing such

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April 15, 2008

documents to execute, deliver and perform under such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.
     On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein and subject to completion of the corporate or other entity action proposed to be taken by the Company based on the type of Security to be issued, including without limitation (i) the due authorization of the issuance and reservation for issuance of the Common Stock and Preferred Stock (including the due authorization of the issuance and reservation of any shares of Common Stock and Preferred Stock for issuance upon conversion, exercise or exchange of any other Securities), (ii) in connection with the Preferred Stock, the due authorization, approval and filing of the Certificate of Designations with respect thereto, (iii) the due authorization, execution and delivery of the Indenture(s) or supplemental indentures pursuant to which the Debt Securities will be issued (collectively, the “Indenture”), (iv) the due establishment of the specific terms of the Debt Securities to be issued under the Indenture in accordance with the terms thereof, and (v) the due authorization, execution and delivery of the Warrant agreement(s) relating to the Warrants (the “Warrant Agreement”), as the case may be, each in materially the form filed or to be filed as an exhibit to the Registration Statement, by amendment, by incorporation by reference or by Current Reports on Form 8-K), we are of the opinion that:
     1.     With respect to the Debt Securities, when the Debt Securities, in substantially the form contained in the Indenture, shall have been authorized, executed, authenticated and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, the Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     2.     With respect to the Common Stock to be offered by the Company, when the shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, such Common Stock will be validly issued, fully paid and non-assessable.
     3.     With respect to the Preferred Stock, when the shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of the requisite consideration set forth therein, the Preferred Stock will be validly issued, fully paid and non-assessable.
     4.     With respect to the Warrants, when the Warrants or certificates representing the Warrants have been duly executed, delivered and authenticated in accordance with the terms authorized by the Board of Directors of the Company, and the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, the Warrants shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:
     A.     At or prior to the time of the delivery of any Security:

Spectrum Pharmaceuticals, Inc.
April 15, 2008

     (i)     the Board of Directors of the Company shall have duly established the terms of such Security, and the Board of Directors of the Company, and if necessary the stockholders of the Company, shall have duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Certificate of Incorporation and bylaws of the Company, each as amended through such time, and such authorizations shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);
     (ii)     the Registration Statement, and any amendments thereto (including post-effective amendments) will have been filed under the Securities Act and the effectiveness thereof upon such filing shall not have been terminated or rescinded;
     (iii)     a preliminary prospectus supplement, a final prospectus supplement and one or more free writing prospectuses (collectively, the “Offering Documents”) will be prepared and duly filed with the Commission describing the Securities offered thereby;
     (iv)     the terms of the Securities do not violate any applicable law, any debt securities of the Company or result in a default or breach of any agreement binding upon the Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Company;
     (v)     all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Offering Documents and there will not have occurred any change in law affecting the validity or enforceability of such Securities;
     (vi)     with respect to Debt Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed) and, if the Debt Securities are secured by collateral, the provisions of such collateral arrangements comply with the TIA;
     (vii)     upon issuance of the Common Stock or Preferred Stock, including upon exercise, exchange or conversion of any Security exercisable or exchangeable for or convertible into Common Stock or Preferred Stock, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue; and
     (viii)     in the case of an Indenture, Certificate of Designations, Warrant Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the opinions rendered herein.
     B.     Our opinions set forth above in paragraphs 1 and 4 are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers), (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether

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April 15, 2008

enforceability is considered in a proceeding in equity or at law. With respect to such opinions, we express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.
     C.     This opinion is limited to the current laws of the States of New York and California, the current federal laws of the United States, and to the limited extent set forth herein, the current laws of the State of Delaware, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as currently in effect, and have made such inquiries as we considered necessary to render our opinion. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.
     You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable Offering Documents) and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP